                                                                                         Annex  A

               TRANSACTION    DIAGRAMS

ANNEX A

Ownership and Voting Control of the Company

TRANSACTION DIAGRAMS

I. Conversion

A. Current


General Partner
(Stanley Rosenthal)
Limited Partners
1,323 owners of record
3,118,065 units
All-State Properties, LP.,
a Delaware limited
partnership
1,000 shares authorized
and outstanding
100% ownership
Longdan (Delaware), Inc.,
a Delaware corporation

FTL:2301404:3

Page 2 Transaction Diagram

B. <u>After Conversion</u>


Stockholders
1,323 owners of
record who will own
approximately
384,947 shares of
Series B
Longdan International
Holding, Inc.,
a Delaware corporation
1,000 shares
authorized and outstanding
100% ownership
Longdan (Delaware) Inc.,
a Delaware corporation

Page 3 Transaction Diagram

C. <u>Merger</u>


175,000 shares of Series A Common Stock
1,537,016 shares of Series B Common Stock
49,151,849 shares of Series C Common Stock
384,947 shares of Series B Common Stock held by LIH Stockholders
one owner of record
seven owners of record
1,562 owners of record
1,323 owners of record
Longdan International, Inc., a Nevis corporation
contracts
creating VIE
Hubei Longdan, a Chinese corporation
Longdan International Holding, Inc., a Delaware corporation
100% ownership
Longdan (Delaware), Inc., a Delaware corporation
merges into Longdan (Delaware) Inc., and Longdan International, Inc. dissolves

Longdan International stockholders will receive shares of LIH as follows:

1. **Each holder of Longdan International, Inc. Series A Common Stock receives one (1) share of Longdan International Holding Series A Common Stock**

2. **Each holder of Longdan International, Inc. Series B Common Stock receives one (1) share of Longdan International Holding Series B Common Stock for each 2.0515 shares of Longdan International Holding, Inc. Series B Common Stock International, Inc.**

3. **Each holder of Longdan International, Inc. Series C Common Stock receives one (1) share of Longdan International Holding Inc. Series C Common Stock**

D. Post-Merger


Zhiling Zhang
Former All State Partners
Hubei Longdan managers& major stockholders total:7
Hubei Longdan retail stockholders
Series A Common Stock 175,000 shares outstanding
Series B Common Stock 1,922,016 shares outstanding
Series C Common Stock 14,029,808 shares outstanding
Chinese Common stockholders
Longdan International Holding, Inc. a Delaware corporation
Longdan (Delaware), Inc., a Delaware corporation
contracts creating VIE
Hubei Longdan, a Chinese corporation

Ownership/Economic Interest and Voting Power Diagrams

A. <u>Ownership/Economic Interest</u> 16,126,824 shares outstanding



Zhiling Zhang
Former All State Partners (1,323 owners of record)
Hubei Longdan Management & major Stockholders total:7
Hubei Longdan 1563 retail stockholders
Series A Common Stock 175,000 shares
Series B Common Stock 384,947 shares
Series B Common Stock 1,537,069
Series C Common Stock 14,029,808
5% ownership/ economic interest
11% ownership/ economic interest
44% ownership/ economic interest
40% ownership economic interest
Longdan International Holding, Inc., a Delaware corporation

Note:

Conversion Ratios:

Series A to Series B 1:1
Series B
Series C to Series B 0.1:1

3,499,997 shares of Series B Common Stock outstanding on an "as if converted basis." Dividends and all distributions, including in the event of liquidation, will be made on an "as if converted basis."

Ownership /Economic Interest and Voting Power Diagrams
Page 2

B. Voting Power



Series A Common Stock
175,000 shares
1,750,000 votes
Series B Common Stock
(384,947 votes represented by shares owned by former All State Partners)
1,922,016 total shares and
Series C Common Stock
14,029,808 shares
1,402,981 votes
34.5%
7.6%
Former All State Partners
37.9%
Total
27.6%
Longdan International Holding, Inc.,
a Delaware Corporation

Note:

Total number of votes equals 5,074,997